Exhibit 99.CERT

Certification

I, Joseph Giordano of the owner trustee, certify that:

1. I have reviewed this report on Form N-CSR of College and University Facility Loan Trust Two (the “Registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operation, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in the report;

4. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in this report is included in this report;

5. Based on my knowledge and upon the annual compliance statement delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in this report, the servicer has fulfilled its obligations under the servicing agreement; and

6. The report discloses all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Berkadia Commercial Mortgage LLC and The Bank of New York Trust Company National Association.

Date: January 26, 2018

/s/ Joseph Giordano
Joseph Giordano
Executive Vice President